UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 5, 2011

AMERICAN RETAIL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53244	13-1869744
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2770 S. Maryland Pkwy, Ste 314, Las Vegas, Nevada 89109
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (702) 731-3535.

Resource Acquisition Group, Inc.
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01 Other Events

On March 25, 2011, Resource Acquisition Group, Inc. (the “Company”) filed Articles of Merger with the Nevada Secretary of State (the “Merger Certificate”) to effectuate a merger of the Company’s wholly owned subsidiary, American Retail Group, Inc., a Nevada corporation (“ARG”), with and into the Company pursuant to an Agreement and Plan of Merger dated as of March 9, 2011 by and between the Company and ARG (the “Merger Agreement”). In connection with the merger the name of the Company has been changed to American Retail Group, Inc.  The merger became effective on April 1, 2011. Copies of the Merger Certificate and the Merger Agreement are attached hereto as Exhibits 3.1 and 10.1, respectively.

In connection with the change of the Company’s name, the Company applied to the Financial Industry Regulatory Authority (“FINRA”) for a new ticker symbol to reflect its new name. FINRA approved the name change and assigned the new ticker symbol “ARGB.OB” to the Company’s common stock and on April 1, 2011 the Company’s common stock began trading under the new symbol.

On April 5, 2011, the Company issued a press release announcing the change of its name and ticker symbol, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

3.1	Articles of Merger filed with the Nevada Secretary of State on March 25, 2011

10.1	Agreement and Plan of Merger dated as of March 9, 2011

99.1	Press release of the Company dated April 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2011

American Retail Group, Inc.

By:	/s/ Soledad Bayazit
Soledad Bayazit
Chief Executive Officer